Exhibit 2.6


CERTIFICATE OF CORRECTION FILED TO CORRECT AN ERROR IN THE CERTIFICATE OF OWNERSHIP AND MERGER MERGING DATAWORLD SOLUTIONS, INC.INTO VERTEX COMPUTER CABLE & PRODUCTS, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON APRIL 30, 1999


	DataWorld Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

	DOES HEREBY CERTIFY:
The name of the corporation is DataWorld Solutions, Inc.

	That this corporation filed a Certificate of Ownership and Merger in the Office of the Secretary of State of Delaware on April 30, 1999, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

	3.(a)	The inaccuracy or defect of said Certificate to be corrected is as follows:

		"THIRD: that this corporation by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 5th day of April, 1999, determined to and did merge into itself said DataWorld Solutions, Inc.

		RESOLVED, that Vertex Computer Cable & Products, Inc., merge, and it hereby does merge itself into said DataWorld Solutions, Inc. and assumes all of its obligations".

	   (b)	The correct provision that should have appeared in said
Certificate is as follows:

		"THIRD: that this corporation by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 5th day of April, 1999, determined to and did merge into itself said DataWorld Solutions, Inc.

		RESOLVED, that Vertex Computer Cable & Products, Inc.,
merge, and it hereby does merge into itself said DataWorld Solutions, Inc. and assumes all of its obligations".
	An additional inaccuracy or defect of said Certificate to be corrected is as follows:


		The Certificate recites the resolution amending Article First of the
Certificate of Incorporation to change the corporate name to "Dataworld
Solutions, Inc."  The correct name of the corporation as so changed by such resolution is "DataWorld Solutions, Inc."









IN WITNESS WHEREOF, said DataWorld Solutions, Inc. has caused this Certificate to be signed by its President and attested b its Secretary as of this 18th day of February, 2000.


							DataWorld Solutions, Inc.


 						By:	/s/ Daniel McPhee
							--------------------------
							Daniel McPhee, President

ATTEST:

/s/ Nicholas T. Hutzel
---------------------------------
Nicholas T. Hutzel, Secretary